EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK

OF

SONY CORPORATION
(Sony Kabushiki Kaisha)

(Incorporated under the Laws of Japan)
_________________

THE RIGHT OF HOLDERS OF RECEIPTS TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH (24) BELOW. PURSUANT TO APPLICABLE JAPANESE LAW AND TO SONY'S ARTICLES OF INCORPORATION, THE RELEASE OF THE SHARES OF STOCK OF SONY CORPORATION UNDERLYING THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT MAY BE LIMITED TO A UNIT OF 100 SUCH SHARES OF STOCK (OR SUCH OTHER NUMBER OF SHARES OF STOCK AS THE ARTICLES OF INCORPORATION MAY FROM TIME TO TIME DESIGNATE AS A "UNIT OF SHARES") OR INTEGRAL MULTIPLES THEREOF.

No. ......	American Depositary Shares

(Each such share representing one share of Common Stock)

1. JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, having the Depositary's Office at 4 New York Plaza, New York, N.Y. 10004, and its principal office in London at 60 Victoria Embankment, London, EC4Y 0JP, as Depositary (herein called the "Depositary"), hereby certifies that ___________________ is the owner of ________________________ American Depositary Shares ("Depositary Shares"), representing Common Stock including evidence of rights to receive such Common Stock ("Stock"), of SONY CORPORATION (Sony Kabushiki Kaisha), incorporated under the laws of Japan (the "Company"). Each such Depositary Share represents one share of Stock at the date hereof, deposited at the Head Office of The Bank of Tokyo-Mitsubishi UFJ, Ltd., Tokyo, Japan (the "Custodian"), as agent of the Depositary. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

2. The Deposit Agreement. American Depositary Receipts, of which this Receipt is one, and European Depositary Receipts (collectively called the "Receipts") are made available to shareholders of the Company who are not residents of Japan upon the terms and conditions set forth in the Deposit Agreement, dated as of June 1, 1961, as amended and restated as of October 31, 1991 (including changes from amended and restated Deposit Agreement of 1982) as further amended and restated as of December 31, 1994 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt becomes a party thereto, and becomes bound by all the terms and provisions thereof. The Deposit Agreement (copies of which are on file at the Depositary's Office, at the Depositary's principal office in London and at the Custodian's Head Office in Tokyo) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all other securities, property and cash from time to time held thereunder ("Deposited Securities"). The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

3. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at its Office, the holder hereof is entitled to delivery to him or upon his order of the Stock and any other Deposited Securities at the time represented by this Receipt; provided, however, that upon surrender of an American Depositary Receipt or Receipts by a holder thereof to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit of 100 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the Company may designate as a "Unit of Shares") or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares evidenced by such Receipts, surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of American Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such holder. Notwithstanding any provision of the Deposit Agreement or this Receipt, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of form F-6 under the Securities Act of 1933.

4. Transfers, Split-ups Combinations of Receipts; Interchangeability of American and European Depositary Receipts. Subject to paragraph 5, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at its Office or at any other designated transfer office, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute and deliver an American Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other American Depositary Receipts or combined with other American Depositary Receipts into one American Depositary Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts so surrendered. Upon surrender of an American Depositary Receipt or Receipts or a European Depositary Receipt or Receipts, as the case may be, to the Depositary at its Office, at its principal office in London or at such other offices as it may designate and upon payment of the fee of the Depositary and subject to the provisions of the Deposit Agreement, the holder thereof is entitled to delivery to him or upon his order of a European Depositary Receipt or Receipts or an American Depositary Receipt or Receipts, as the case may be, representing the same aggregate number of Depositary Shares as the Receipt or Receipts so surrendered. Each European Depositary Share represents one share of Stock of the Company deposited pursuant to the Deposit Agreement.

5. Conditions to Execution and Delivery, Registration of Transfer, etc. of Receipts. Prior to the execution and delivery, registration of transfer, split-up, combination or exchange or, subject to the last sentence of paragraph 3 of this Receipt, surrender of any Receipt, the Depositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fees as provided in paragraph 10 of this Receipt, may require proof satisfactory to the Depositary as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan or other information, and to execute such certificates as the Depositary may deem necessary or proper.

6. Suspension of Delivery, Transfer, etc. The delivery of American Depositary Receipts or of European Depositary Receipts against deposits of Stock generally or against deposits of particular Stock may be suspended or the registration of transfer or interchange or, subject to the last sentence of paragraph 3 of this Receipt, surrender of outstanding Receipts in particular instances may be refused, or the registration of transfer or interchange of Receipts generally or of American Depositary Receipts or of European Depositary Receipts may be suspended, during any period when the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. The Depositary may issue Receipts against rights to receive Stock from the Company, or any registrar, transfer agent, clearing agency or other entity recording Stock ownership or transactions. The Depositary will not issue Receipts against other rights to receive Stock unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. Government securities until such Stock is deposited, (y) the applicant for such Receipts represents in writing that it owns such Stock and will deliver it upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Stock actually deposited. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit any Stock which is required to be registered under the Securities Act of 1933, as amended, unless a registration statement is in effect as to such Stock.

7. Liability of Holder for Taxes. Any tax or other governmental charge payable by or on behalf of the Depositary with respect to any Deposited Securities represented hereby shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer or interchange of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold dividends or other distributions, or may sell (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or distributions or the proceeds of any such sale toward such tax or charge, the holder hereof remaining liable for any deficiency.

8. Warranties by Depositor. Every person depositing Stock shall be deemed to represent and warrant that such Stock and each certificate therefor is validly issued and outstanding and fully paid and nonassessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock and the issuance of Receipts in respect thereof.

9. Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment imposing or having the effect of increasing any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses) or otherwise prejudicing any substantial existing right of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the holders thereof. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right to the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

10. Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits of Stock and the party surrendering Receipts for delivery of Stock or other Deposited Securities, $5.00 per 100 American Depositary Shares or fraction thereof evidenced by each American Depositary Receipt delivered or surrendered and $2.00 per 1000 European Depositary Shares or fraction thereof evidenced by each European Depositary Receipt delivered or surrendered. The Company will pay such charges, however, for Receipts delivered against deposits made in connection with dividends in or free distributions of Stock and in connection with the exercise by the Depositary of rights to subscribe for additional Stock made available by the Depositary to holders of Receipts. The Company will pay any other charges and expenses of the Depositary (except taxes and other governmental charges, stock transfer registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts; there are no such taxes, charges, or fees payable by such persons or Holders in respect of the Stock as of the date of the Deposit Agreement) upon consultation and agreement with the Depositary as to the amount and nature thereof.

11. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

Dated:_______________________

JPMORGAN CHASE BANK, N.A.,
Depositary and Registrar By

Authorized Officer

The address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]

12. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any foreign currency amounts distributable to holders of American Depositary Receipts can in its judgment be converted on a reasonable basis into United States dollars (or, in the discretion of the Depositary, into Canadian currency for record holders in Canada) for distribution to the record holders of American Depositary Receipts entitled thereto and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars (or, in the discretion of the Depositary, into Canadian currency for record holders in Canada) and make the resulting amount available for distribution to such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, distribute to the record holders of Receipts entitled thereto additional Receipts representing the amount of Stock received as such dividend or free distribution. Other distributions received on the Deposited Securities may be made available to record holders of Receipts as provided in the Deposit Agreement. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

13. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for or to purchase additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that the Depositary shall not, without the approval of the Company, employ a method of making such rights available in the United Kingdom other than by the issue of warrants evidencing rights to purchase additional Receipts; and further provided that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to record holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by record holders of Receipts that such holders do not desire to exercise such rights, the Depositary in its discretion may, if the applicable laws permit such transfer, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933, as amended, of the securities to which any rights relate is required in order for the Company to offer such rights to holders of Receipts and sell the securities represented by such rights, the Company has agreed with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary offer such rights to the holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel from registration under the provisions of the Act.

The Company will in connection with any offer of such rights, make such rights generally transferable or consent to the transfer thereof by foreign investors not resident in Japan.

If any action under The Companies Act, 1985 is required in order for such rights to be made available to holders of Receipts, the Company has agreed with the Depositary that it will use its best efforts to take such action sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights.

14. Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Stock or other Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to Stock or other Deposited Securities, or whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders, the Depositary shall fix a record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

15. Voting Deposited Securities. Upon receipt of any notice of the fixing of a record date by the Company for any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable after fixing a record date for determining the record holders of Receipts entitled to give instructions for the exercise of voting rights, as provided in the Deposit Agreement, and after receipt from the Company of notice of such meeting, mail to the such holders (a) such information as is contained in such notice of meeting and, in the judgment of the Depositary, is material to the exercise of voting rights, or a brief summary of the matters to be acted upon at such meeting together with a statement that an English translation of said notice is available for inspection at certain designated places (which shall be identified in such notice) during regular business hours, and (b) a statement that such holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. Under Japanese law in effect as of the date of the Deposit Agreement, votes may only be cast in respect of a Unit of Shares.

Instructions received from all Holders shall be aggregated and the Depositary shall endeavor insofar as is practicable to vote or cause to be voted, the number of whole Units in respect of which instructions have been received, in accordance with such instructions. If the Depositary has received instructions which, after aggregation of all instructions, constitute instructions with respect to less than a whole Unit of Shares, the Depositary will be unable to vote the Shares to which such instructions apply. In the absence of instructions from the record holder of a Receipt, the Depositary has agreed to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. So long as the Depositary shall act in good faith, it shall not be responsible for any failure to carry out any instructions filed with it, or to comply with the provisions of any such notice, or for the manner or effect of any such vote, with or without instructions, or for not exercising any right to vote. The Company agrees to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every Receipt, the record holder of which shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request.

16. Changes Affecting Deposited Securities. Upon any change in any attribute of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary in its discretion, with the approval of the Company, may treat any securities received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities, and Receipts then outstanding shall thenceforth represent such new Deposited Securities. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

17. Reports; Inspection of Transfer Books. The Depositary will make available for inspection by holders of Receipts at the Depositary's Office, its principal office in London and at any other designated transfer offices and furnish to the Securities and Exchange Commission, Washington, D.C., and to other appropriate securities commissions and stock exchanges any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also send to record holders of Receipts copies of such reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary will keep books, at its designated transfer offices, for the transfer of Receipts, which at all reasonable times will be open for inspection by the Company and by the record holders or receipts, provided that such inspection by a holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

18. Liability of the Company, the Depositary and the Custodian. Neither the Depositary, its agents, nor the Company nor the Custodian shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States, Canada, the United Kingdom, Japan or any other country, or of any action of any other governmental authority, or in the case of the Depositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, or the Company or the Custodian shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, doing any act which the Deposit Agreement provides shall be done; nor shall the Depositary, or the Company or the Custodian incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which is so provided shall or may be done, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

19. Obligations of the Depositary, the Custodian and the Company. Neither the Depositary, its agents, nor the Company, nor the Custodian assumes any obligation nor shall any of them be subject to any liability under the Deposit Agreement to holders of Receipts, except that each agrees to use its best judgment and good faith in the performance of obligations and duties specifically set forth in the Deposit Agreement.

Neither the Depositary, nor the Custodian nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless satisfactory indemnity be furnished as often as may be required and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, nor the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipts, or any other person believed by it in good faith to be competent to give such advice or information or for any translation or any notice, report or other document made by a translator believed by it to be competent. The Depositary and the Custodian will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made either with or without request, as long as any such action or non-action is in good faith. The Company will indemnify the Depositary, the Custodian and the Registrar against any liability which may arise out of acts performed, in accordance with the provisions of the Deposit Agreement and of the Receipts (i) by the Depositary, the Registrar or any of their agents (including the Custodian), except for any liability arising out of its own negligence or bad faith, or (ii) by the Company or any of its agents. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian) due to negligence or bad faith. The Depositary or the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

20. Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time (i) resign by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement. The Depositary may at any time appoint substitute custodian.

21. Termination of Deposit Agreement. The Depositary will, if the Company at any time so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such determination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, the Registrar and the Custodian with respect to indemnification, charges and expenses.

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non -deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement and will continue to effect transfers of Receipts representing non-deliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and may thereafter hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered.

22. Governing Law. This Receipt and all rights hereunder and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that not-withstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar. Morgan Guaranty Trust Company of New York has been appointed Registrar of Receipts issued under the Deposit Agreement.

23. Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

24. Disclosure of Beneficial Ownership. (a) Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of shares of Stock, any Beneficial Owner (as defined below) of Depositary Shares who becomes, or ceases to be, directly or indirectly the Beneficial Owner of more than 5% of all outstanding shares of Stock (whether such interest is held in whole or only in part through American Depositary Receipts or European Depositary Receipts, as the case may be) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at the Depositary's Office and to the Company at its principal office in Japan currently at 7-35 Kitashinagawa 6-chome, Tokyo, Japan containing the following information:

(i) the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such shares of Stock have been acquired or are held; the number of Depositary Shares and total shares of Stock and total shares of Stock equivalents (as defined below) (including Depositary Shares) forming the basis of the said 5% beneficial ownership beneficially owned directly or indirectly by such Beneficial Owner ("beneficially owned shares") immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such beneficially owned shares are held, or in whose name such beneficially owned shares are registered in the Company's share register, and the respective numbers of beneficially owned shares held through each such person; the date or dates of acquisition of the beneficial interest in such beneficially owned shares; and the number of any beneficially owned shares in which such Beneficial Owner has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and

(ii) the names, addresses and nationalities of any persons with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in beneficially owned shares; and the number of beneficially owned shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

Any Beneficial Owner of more than 5% of all outstanding shares of Stock shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of 1% or more of total shares of Stock to which the beneficial ownership relates.

As used herein, the "Beneficial Owner" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, has an interest in any shares of Stock and shares of Stock equivalent, including any shares of Stock which underlie any Depositary Shares issued hereunder (including having the right to exercise or control the exercise of any right conferred by the holding of such shares of Stock or shares of Stock equivalent or the power to vote or to direct voting or the power to dispose or to direct disposition or in the case of shares of Stock equivalent, the power to exercise the right to subscribe for or to convert into shares of Stock represented thereby), and includes any Holder of a Depositary Share.

(b) Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, any Beneficial Owner of beneficially owned shares shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of shares of Stock and shares of Stock equivalent (including not only shares of Stock underlying Depositary Shares, but also any other shares of Stock and shares of Stock equivalent in which such Beneficial Owner has an interest) by such Beneficial Owner as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at the Depositary's Office.

As used herein, "shares of Stock equivalent" means convertible bonds convertible into shares of Stock, bonds with warrants to subscribe for shares of Stock and subscription rights or warrants to subscribe for shares of Stock, and the number of shares of Stock attributable to such shares of Stock equivalent shall be the number of shares of Stock into which such convertible bonds are convertible or which are subscribed for upon exercising the subscription rights represented by such bonds with warrants, rights or warrants, at the conversion price or rate or the subscription price or rate applicable at the time of determination of the relevant beneficial ownership.

In calculating the percentage ownership of the Beneficial Owner, the number of shares of Stock which are issuable upon conversion of the convertible bonds or upon exercise of the subscription rights represented by the bonds with warrants, rights or warrants beneficially owned by the Beneficial Owner shall be added to both the numerator and the denominator of the fraction of which the numerator is the total number of shares of Stock beneficially owned by the Beneficial Owner and the denominator of which is the total number of the outstanding shares of Stock.

(c) If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with subsections (a) or (b), the Depositary shall use reasonable efforts not to vote or cause to be voted any shares of Stock held by it or any Custodian as to which such Beneficial Owner of such shares of Stock shall have failed to comply with the provisions of subsections (a) or (b) above but only to the extent that such Beneficial Owner is the Beneficial Owner of an American Depositary Receipt(s) or European Depositary Receipt(s), as the case may be.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints ______________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated: ___________________	Signature________________________

Signature Guaranteed:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.